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                                   EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-85554 of Syms Corp and Subsidiaries on Form S-8 of our report dated May 9, 1996, appearing in the Annual Report on Form 10-K of Syms Corp for the fiscal year ended March 2, 1996.



Deloitte & Touche LLP
New York, New York

MAY 29, 1996